AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HORIZON GLOBAL CORPORATION
Horizon Global Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
A.    The name of the Corporation is Horizon Global Corporation. The Corporation’s original Certificate of Incorporation was filed on January 14, 2015 and the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 17, 2015.
B.    This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s current Amended and Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.
C.    The Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:
ARTICLE I
Section 1.1    Name. The name of the Corporation is Horizon Global Corporation.
ARTICLE II
Section 2.1    Address. The registered office and registered agent of the Corporation is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.
ARTICLE III
Section 3.1    Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).
ARTICLE IV
Section 4.1    Capitalization. The total number of shares of stock that the Corporation is authorized to issue is 500,000,000 shares, consisting of (i) 400,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

Section 4.2    Common Stock.
(a)    Dividends. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.
(b)    Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation; provided that the holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.
(c)    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to holders of Common Stock ratably in proportion to the number of shares held by each such stockholder.
Section 4.3    Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (full or limited, if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
ARTICLE V
Section 5.1    Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, amend, alter and repeal the Bylaws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation.
ARTICLE VI
Section 6.1    Board of Directors: Composition. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. Until the election of directors at the 2021 annual meeting of stockholders

(the “2021 Annual Meeting”), the directors (other than those directors, if any, elected by the holders of any series of Preferred Stock pursuant to any certificate of designations relating to any series of Preferred Stock, voting separately as a class) will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. Each director elected at or prior to the 2018 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that director was elected. Each director elected at the 2019 annual meeting of stockholders will serve for a two-year term expiring at the 2021 Annual Meeting. Each director elected at the 2020 annual meeting of stockholders will serve for a one-year term expiring at the 2021 Annual Meeting. Beginning at the 2021 Annual Meeting, and at each succeeding annual meeting of stockholders thereafter, each of the directors whose term expires at that meeting will serve for a one-year term. Each director will hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the certificate of designations relating to such series of Preferred Stock. Until the election of directors at the 2021 Annual Meeting, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.
Section 6.2    Board of Directors: Vacancies. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
Section 6.3    Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock pursuant to any certificate of designations relating to any series of Preferred Stock, until the 2021 Annual Meeting, directors may be removed only for cause, and only by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class. Beginning at the 2021 Annual Meeting, subject to the rights of the holders of any series of Preferred Stock pursuant to any certificate of designations relating to any series of Preferred Stock, directors may be removed with or without cause, and only by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.
Section 6.4    Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article, unless expressly provided by such terms.
Section 6.5    Meetings of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by the Board of Directors.
ARTICLE VII
Section 7.1    Limited Liability of Directors. To the extent permitted by Section 102(b)(7) of the DGCL, as the same may be supplemented and amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII shall not increase the liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE VIII
Section 8.1    Indemnification of Directors, Officers or Agents.
(a)    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgment, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation shall indemnify a director or officer in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such director or officer only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph (a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article VIII or otherwise.
(b)    The Corporation may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any agent of the Corporation and to any person who is or was serving at the request of the Corporation as a director or officer or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.
(c)    The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.
ARTICLE IX
Section 9.1    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
ARTICLE X
Section 10.1    Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation.
IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be signed on May 15, 2018.
HORIZON GLOBAL CORPORATION

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: General Counsel & Corporate Secretary